Exhibit 99.2
Rising Cost of Oil Impacts United States Oil and Gas Corp Revenues

AUSTIN, TX, March 11, 2011 -- United States Oil and Gas Corp, listed on the OTCQB (OTCQB: USOG), is pleased to update its shareholders about the impact of the recent global increase in the price of oil.

Over the last four weeks the wholesale cost of fuel has increased approximately 22% due to the sharp increase in the global price of oil. However, due to the nature of our business, this has translated into a corresponding increase in sales revenue with little to no impact on profit margins. Company President, Alex Tawse, commented, ÒThis is one of the reasons we pursued this particular growth strategy. The types of businesses we invested in along with the regions of the country in which they operate, provides a layer of protection against volatility in price of fuel.Ó

The wholesale cost of propane has also increased but not by nearly as much. In fact propane sales volume at our North Dakota subsidiary for the two months ending February 28, 2011 are up about 12-13% over the same period in 2010. Mike Werner, manager of wholly owned subsidiary United Oil in Bottineau, North Dakota added, ÒThe increase in fuel is causing some customers to wait on their orders but it has not affected margin. Propane sales remain strong and the 150+ customers we added in 2010 have added to our revenue base.Ó

The company remains committed to it strategy of selling a variety of fuel sources and building upon sales within the regions it knows well.

In addition, the Company would like to clarify a statement from its press release dated March 7, 2011. The Company is targeting an eventual move to the NYSE Amex exchange in the future, not the NYSE Òbig boardÓ.

About USOG

United States Oil and Gas Corp (OTCQB: USOG) is an oil and gas products, services and technology company headquartered in Austin, Texas. Through our subsidiaries, we market and distribute refined oil and gas (diesel, gasoline, propane, high octane racing fuels and lubricants) to wholesale and retail customers in the United States. We own all of the plant storage, transportation and maintenance equipment used at our locations in Plainville and Utica Kansas. We own and operate a gas station and convenience store in Belcourt, and hold approximately six acres of developable land in Bottineau, North Dakota. We are focused on acquiring and growing domestic mid size family-run oil and gas services businesses with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place.

The Company has tried to identify any forward-looking statements contained in this press release using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements. Refer to “Item 1A – Risk Factors” in our registration on Form 10 filed with the Securities and Exchange Commission for a discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Contact:
James Crimi
Investor Relations
+1-512-464-1226
investor.relations@usaoilandgas.com